AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT


         THIS AMENDED AND RESTATED AGREEMENT made the 1st day of January 2005, by and between OPPENHEIMER LIMITED-TERM GOVERNMENT FUND, a Massachusetts business trust (the "Fund"), and OPPENHEIMERFUNDS, INC. ("OFI").

         WHEREAS, the Fund is an open-end, diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "Investment Company Act"), and OFI is a registered investment adviser;

         WHEREAS, the Fund wishes to employ OFI as investment adviser of the Fund for that series of the Fund's shares called the U.S. Government Series (hereinafter, the term "Fund" shall refer to the Fund and such series, as the context may require) on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       GENERAL PROVISION.

         (a) The Fund hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. OFI shall, in all matters, give to the Fund and the Fund's Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Fund as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Fund; (v) the fundamental policies and investment restrictions of the Fund as reflected in the Fund's registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Fund's shareholders; and (vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time. The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund including the valuation of portfolio securities of the Fund which securities are either not registered for public sale or not traded on any securities market.

         (b) At its option, OFI may appoint a subadviser to perform all or such responsibilities of OFI under this Agreement as shall be delegated by OFI to such subadviser, provided, however, that the appointment of any subadviser and the assumption by such subadviser of any responsibilities of OFI shall be subject to the approval of the Board of Trustees of the Fund, and, to the extent necessary, the shareholders of the Series. OFI agrees to give the Fund prompt written notice of the termination of, or any notice to terminate, any subadviser agreement.


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2.       INVESTMENT MANAGEMENT.

         (a) OFI shall, subject to the direction and control by the Fund's Board of Trustees, (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraph 6 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the Fund's portfolio.

         (b) Provided that the Fund shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph 6 hereof, OFI may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

         (c) Provided that nothing herein shall be deemed to protect OFI from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

         (d) Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OFI or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement.

3.       OTHER DUTIES OF OFI.

         OFI shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to operations of the Fund for its shareholders; composition of proxy materials for meetings of the Fund's shareholders; and the composition of such registration statements as may be required by Federal and state securities laws for continuous public sale of shares of the Fund. OFI shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment. OFI shall, at its own expense, provide such officers for the Fund as the Fund's Board may request.

4.       ALLOCATION OF EXPENSES.

         All other costs and expenses of the Fund not expressly assumed by OFI under this Agreement, or to be paid by the Distributor of the shares of the Fund, shall be paid by the Fund,

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including, but not limited to: (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums for fidelity and other coverage requisite to its operations; (iv) compensation and expenses of its trustees other than those associated or affiliated with OFI; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto including without limitation the cost of share certificates; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under Federal law of shares of the Fund for public sale and for qualifying additional shares of the Fund for sale under the securities laws of the various states after the initial registration of the Fund's shares in such states; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the Fund's shareholders; (xii) expenses incurred in connection with the valuation of portfolio securities and the calculation of its net asset value; (xiii) membership dues in the Investment Company Institute or any similar organization; and (xiv) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and any legal obligation which the Fund may have (on behalf of the Fund) to indemnify its officers and trustees with respect thereto. Any officers or employees of OFI or any entity controlling, controlled by or under common control with OFI who also serve as officers, trustees or employees of the Fund shall not receive any compensation from the Fund for their services.

5.       COMPENSATION OF OFI.

         (a) The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each business day and payable monthly at the following annual rate:

                  0.500% of the first $100 million of net assets;
                  0.450% of the next $150 million;
                  0.425% of the next $250 million; and
                  0.400% of the net assets in excess of $500 million

         (b) OFI's compensation for any fiscal year of the Fund shall be reduced by the amount, if any, by which the Series' expenses for such fiscal year exceed the most stringent applicable expense limitation prescribed by any statute or regulatory authority of any jurisdiction in which the Series' shares are qualified for offer and sale, as such limitation is set forth in the most recent notice thereof furnished by OFI to the Series. For purposes of this paragraph there shall be excluded from the computation of the Series' expenses any amount borne directly or indirectly by the Series which is permitted to be excluded from the computation of such limitation by such statute or regulatory authority. If for any month the expenses of the Series properly included in such calculation exceed 1/12 of the amount permitted annually by such expense limitation, the payment to OFI for that month shall be reduced or eliminated, as necessary, and, if necessary, OFI shall reimburse the Fund for the amount of its fee which exceeds such limitation. Such computations and payments shall be adjusted at the end of the Fund's fiscal year so that the aggregate fee payable to OFI for the year is equal to the fee calculated under subparagraph (a) of



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this section, reduced by the amount required so that such fee does not exceed such expense limitation on an annual basis.

6.       PORTFOLIO TRANSACTIONS AND BROKERAGE.

         (a) OFI is authorized, in arranging the purchase and sale of the Fund's portfolio securities, to employ or deal with such members of securities or commodities exchanges, brokers or dealers (hereinafter "broker-dealers") including "affiliated" broker-dealers (as that term is defined in the Investment Company Act), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 6, the benefit of such investment information or research as will be of significant assistance to the performance by OFI of its investment management functions.

         (b) OFI shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by OFI on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

         (c) OFI shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers, other than an affiliated broker-dealer, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for the Fund and/or other accounts for which OFI or its affiliates exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of OFI or its affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, OFI will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, OFI shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.


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         (d) OFI shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of Trustees of the Fund and the provisions of this paragraph 6.

         (e) The Fund recognizes that an affiliated broker-dealer (i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Fund; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

7.       DURATION.

         This Agreement will take effect on the date first set forth above. This Agreement shall continue in effect from year to year, so long as such continuance shall be approved at least annually by the Fund's Board of Trustees, including the vote of the majority of the trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

8.       DISCLAIMER OF SHAREHOLDER AND TRUSTEE LIABILITY.

         OFI understands and agrees that this Agreement is executed and delivered by the Fund by its duly authorized officer, and OFI is expressly put on notice of the limitation of shareholder and Trustee liability set forth in the Fund's Declaration of Trust which is on file with the Secretary of the Commonwealth of Massachusetts, and that this Agreement has been executed by and on behalf of the Fund by its officer as such officer and not individually, and the obligations of the Fund under this Agreement are not binding upon any shareholder, officer or Trustee of the Fund individually, but bind only the assets and property of the Fund or a particular series of the Fund.

9.       TERMINATION.

         This Agreement may be terminated: (i) by OFI at any time without penalty upon sixty days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI) provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the trustees of the Fund then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Fund (as defined in the Investment Company Act).

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10.      ASSIGNMENT OR AMENDMENT.

         This Agreement may not be amended or the rights of OFI hereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of a "majority" of the outstanding voting securities of the Fund. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company Act.

11.      DEFINITIONS.

        The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Investment Company Act.


                                OPPENHEIMER LIMITED-TERM GOVERNMENT FUND



                                By: /s/Robert G. Zack
                                    ---------------------------------------
                                    Robert G. Zack
                                    Secretary


                                OPPENHEIMERFUNDS, INC.


                                By: /s/John V. Murphy
                                    ---------------------------------------
                                    John V. Murphy
                                    Chairman, President, Chief Executive Officer
                                    & Director



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